AMENDMENT NO. 1 TO
                        RAMTRON INTERNATIONAL CORPORATION
                              1995 STOCK OPTION PLAN

Ramtron International Corporation's 1995 Stock Option Plan (the "Plan") shall be amended as follows:

The text of Section 2(h) of the Plan, entitled "Disinterested Person," is hereby deleted in its entirety.

A new sub-section is hereby inserted as sub-section (h) to read in its entirety as follows:

     "Non-Employee Director" shall have the meaning of such term under, and shall be interpreted in a manner consistent with, Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"). "Director" shall mean a duly elected and qualified member of the Board of Directors.

Section 4(a) of the Plan is hereby amended to read in its entirety as follows:

     The Plan shall be administered by the Board of Directors or, if appointed pursuant to a resolution of the Board of Directors, by a Committee designated by the Board of Directors to administer the Plan. If so appointed, the Committee shall be comprised of not less than two persons. Members of the Committee shall serve for such period of time as the Board of Directors may determine. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. In the event the Company has a class of equity securities registered under Section 12 of the Exchange Act and unless the Board of Directors determines otherwise, from the effective date of such registration until six months after the termination of such registration, all grants of Options to persons subject to the provisions of Section 16(b) of the Exchange Act shall be made by the Board of Directors in accordance with the recommendations of a Committee of two or more persons having full authority to act in the matter and all of whom are Non-Employee Directors.

The text of Section 9 of the Plan, entitled "Holding Period," is hereby deleted in its entirety.

Dated:  October 24, 1996